Exhibit 3.4

KKR MANAGEMENT LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Dated as of             , 2008

5.3	Withdrawals of Capital	18

ARTICLE VI DISTRIBUTIONS

6.1	Distributions	18

6.2	Limitation on Distributions	18

6.3	Liability of Members	18

6.4	Business Expenses	18

ARTICLE VII ADDITIONAL MEMBERS; WITHDRAWAL OF MEMBERS; TRANSFERABILITY

7.1	Additional Members	18

7.2	Withdrawal of Members	19

7.3	Consequences to the Company upon Withdrawal of a Member	19

7.4	Shares of Members Not Transferable	19

7.5	Power of Attorney	20

ARTICLE VIII DISSOLUTION

8.1	Dissolution	20

8.2	Final Distribution	20

ARTICLE IX MISCELLANEOUS

9.1	Arbitration	21

9.2	Amendments and Waivers	22

9.3	Member Approval	23

9.4	Schedules	23

9.5	Governing Law; Separability of Provisions	23

9.6	Successors and Assigns	23

9.7	Notices	24

9.8	Counterparts	24

9.9	Power of Attorney	24

9.10	Cumulative Remedies	24

9.11	Entire Agreement	24

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of KKR MANAGEMENT LLC (the “Company”), dated as of             , 2008, by and among the members of the Company provided on the signature pages hereto, and such other persons that are admitted to the Company as members after the date hereof in accordance herewith.

WHEREAS, the Company was formed under the LLC Act (defined below) pursuant to a certificate of formation filed in the office of the Secretary of State of the State of Delaware on June 25, 2007;

WHEREAS, the original limited liability company agreement of the Company was executed as of June 25, 2007 (the “Original Operating Agreement”); and

WHEREAS, the parties to the Original Operating Agreement now wish to amend and restate the Original Operating Agreement in its entirety as more fully set forth below;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1         Definitions.  Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Advised Entity” means any fund or vehicle that is advised, sponsored, raised or managed by the Company, the Issuer or their respective Affiliates or any portfolio investment of any such fund or vehicle.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as it may be further amended and restated from time to time.

“Board” has the meaning set forth in Section 3.3(a).

“Capital Contribution” means, with respect to any Member, the aggregate amount of money contributed to the Company and the value of any property (other than money), net of any liabilities assumed by the Company upon contribution or to which such property is subject, contributed to the Company pursuant to Article V.

“Class A Members” has the meaning set forth in Section 2.2.

“Class A Shares” means the Class A Shares in the Company.

“Class B Members” has the meaning set forth in Section 2.2.

“Class B Shares” means the Class B Shares in the Company.

“Company” has the meaning set forth in the preamble hereto.

“Controlled Entity” when used with reference to a person means any person controlled by such person.

“Covered Agreement” means any of the Exchange Agreement, the Tax Receivable Agreement, a Lock-up Agreement, the CVI Agreement, a Group Partnership Agreement or the Issuer Limited Partnership Agreement.

“CVI Agreement” means the Contingent Value Interests Agreement, dated as of              , 2008 (as amended, supplemented or otherwise modified from time to time), between the Issuer and The Bank of New York, as trustee, providing for the issuance of contingent value interests.

“Delaware Arbitration Act” has the meaning set forth in Section 9.1(d).

“Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del.C. § 101, et seq., as it may be amended from time to time, and any successor statute thereto.

“Designated Member” means each of Henry R. Kravis and George R. Roberts, as the original Designated Members pursuant to Section 3.1(b), and any successor or additional Designated Members designated as such pursuant to Section 3.1(b).  At any time there is only a single Designated Member, plural references herein to “Designated Members” shall refer to such single Designated Member.

“Directors” has the meaning set forth in Section 3.3(a).

“Exchange Act” has the meaning set forth in Section 3.3(i)(i).

“Exchange Agreement” means one or more exchange agreements providing for the exchange of Group Partnership Units or other securities for common units of the Issuer, as contemplated by the Registration Statement.

“Foreign Voting Interests” has the meaning set forth in Section 3.3(m).

“Group Partnership Agreements” means, collectively, the Amended and Restated Limited Partnership Agreements of the Group Partnerships (and the partnership agreement then in effect of any future partnership designated as a Group Partnership), as they may each be amended, supplemented or restated from time to time.

 “Group Partnership Unit” means, collectively, one partnership unit in each of the Group Partnerships (and any future partnership designated as a Group Partnership) issued under its respective limited partnership agreement.

“Group Partnerships” means, collectively, KKR Management Holdings L.P., a Delaware limited partnership, and KKR Fund Holdings L.P., a Cayman limited partnership, and any future partnership designated as a Group Partnership.

 “Incompetence” means, with respect to any Member, the entry by a court of competent jurisdiction of an order or judgment adjudicating such Member incompetent to manage his person or his property.

“Independent Directors” shall have the meaning set forth in Section 3.3(b).

“Interest” means a limited liability company interest (as defined in § 18-101(8) of the LLC Act) in the Company.

“Issuer” means KKR & Co. L.P., a Delaware limited partnership, and any successor thereto.

“Issuer Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Issuer, as it may be amended, supplemented or otherwise modified from time to time.

“KKR & Co. L.L.C.” means KKR & Co. L.L.C., a limited liability company formed under the laws of Delaware, and any successor thereto.

“KKR Holdings” means KKR Holdings L.P., a limited partnership formed under the laws of the Cayman Islands, and any successor thereto.

“KKR Holdings Affiliated Person” means each Person that is as of the date of this Agreement or becomes from time to time (i) a general partner or a limited partner of KKR Holdings pursuant to the terms of the KKR Holdings Partnership Agreement or (ii) a general partner, limited partner or holder of any other type of equity interest of any Person included in clause (i) above.

“KKR Holdings Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of KKR Holdings, as amended, supplemented or restated from time to time.

“KKR Intermediate Partnership” means KKR Intermediate Partnership L.P., a Cayman Islands exempted limited partnership, or any successor thereto.

“LLC Act” means the Delaware Limited Liability Company Act, 6 Del.C. § 18-101, et seq., as it may be amended from time to time, and any successor statute thereto.

“Lock-up Agreement” means a lock-up agreement or other agreement entered into with a holder of the Issuer’s common units or Group Partnership Units in connection with the transactions described in the Registration Statement that restricts or prohibits, among other things, the offer or sale of common units of the Issuer or Group Partnership Units for a specified period of time.

“Majority in Interest of Class A Members” has the meaning set forth in Section 3.1(a).

“Member” means any person who is a member of the Company.  For purposes of the LLC Act, the Members shall be considered a single class or group of members, and except as otherwise specifically provided herein, no Members shall have any right to vote as a separate class on any matter relating to the Company, including any merger, reorganization, conversion, dissolution or liquidation of the Company.

“Officers” has the meaning set forth in Section 3.5.

“Percentage Interest” means, with respect to each Member, a fraction, expressed as a percentage, the numerator of which is the number of Class A Shares held by such Member and the denominator of which is the total number of Class A Shares outstanding.

“Person” or “person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Registration Statement” means the Registration Statement on Form S-1/S-4 (Registration No. 333-144335) as it has been or as it may be amended or supplemented from time to time, filed by the Issuer with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

“Securities” means any debt or equity securities of an issuer and its Subsidiaries and other Controlled Entities, including common and preferred stock, interests in limited partnerships and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, choses in action, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money-market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible, and any securities convertible into, or exercisable or exchangeable for, any of the foregoing.

“Shares” means Class A Shares or Class B Shares (or both), as the context may require.

“Subsidiary” of any person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such person, (2) such person and one or more Subsidiaries of such person or (3) one or more Subsidiaries of such person.  Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company, but shall exclude any Advised Entity, irrespective of whether such Advised Entity is consolidated in the financial statements of the Company, the Issuer or such Affiliate.

“Tax Receivable Agreement” means the Tax Receivable Agreement to be entered into among the Issuer and KKR Holdings L.P., a Cayman limited partnership, or certain transferees of its limited partner interests in the Group Partnerships and the other parties thereto.

“Total Disability” means, with respect to any Member, the inability of such Member substantially to perform the services required of a Member for a period of six consecutive months by reason of physical or mental illness or incapacity and whether arising out of sickness, accident or otherwise.

“Withdraw” or “Withdrawal” with respect to a Member means a Member ceasing to be a member of the Company for any reason (including death, Total Disability, Incompetence, removal, resignation or retirement, whether voluntary or involuntary), unless the context shall limit the type of withdrawal to a specific reason, and “Withdrawn” with respect to a Member means, as aforesaid, a Member who has ceased to be a member of the Company.

“Withdrawn Member” means a Member whose interest in the Company has been discontinued for any reason, including the occurrence of an event specified in Section 7.2, and shall include, unless the context requires otherwise, the estate or legal representatives of any such Member.

1.2         Terms Generally.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

GENERAL PROVISIONS

2.1         Members.  The Members as of the date hereof are those persons shown as Members on the signature pages hereof.

2.2         Shares and Identification.  The Shares of the Company shall consist of Class A Shares and Class B Shares.  The holders of the Class A Shares are referred to herein as the “Class A Members” and the holders of the Class B Shares are referred to herein as the “Class B Members.”  Subject to Section 3.1, (i) the Class A Shares shall entitle the holders thereof to voting rights in the Company equal to one vote per Class A Share on each matter with respect to which the Class A Members are entitled to vote and (ii) the Class B Shares shall entitle the holders thereof to voting rights in the Company equal to one vote per Class B Share on each matter with respect to which the Class B Members are entitled to vote. The Company shall ensure that each Class B Member has, at all times, the same number of Class B Shares as the other Class B Members.  At the time of admission of each additional Member, the Designated Members shall determine in their sole discretion the number and class of Shares of such Member, subject to the preceding sentence.

2.3         Changes of Shares.  The books and records of the Company contain the number and class of Shares of each Member and shall be updated as required by the LLC Act and otherwise to accurately reflect changes to the number and class of Shares of each Member, the admission and Withdrawal of Members and the transfer or assignment of interests pursuant to this Agreement.  Any amendment or revision to this information in the books and records in accordance with the immediately preceding sentence shall not be deemed an amendment to this Agreement.

2.4         Continuation; Name; Foreign Jurisdictions.  The Company is hereby continued as a limited liability company pursuant to the LLC Act and shall continue to conduct its activities under the name of KKR Management LLC.  The certificate of formation of the Company may be amended or restated from time to time by a Majority in Interest of Class A Members, and the Designated Members or Directors so authorized by a Majority in Interest of Class A Members to execute such amendment or restatement will be an “authorized person” (within the meaning of the LLC Act).  Each Designated Member and Director is further authorized to execute and deliver and file (i) as an “authorized person” within the meaning of the LLC Act any other certificates (and any corrections, amendments or restatements thereof) permitted or required to be filed in the office of the Secretary of State of the State of Delaware and (ii) any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

2.5         Term.  The term of the Company shall continue until dissolved and its affairs wound up in accordance with this Agreement.

2.6         Purposes; Powers(a).  (a)  The Company was formed for the object and purpose of, and the nature and character of the business to be conducted by the Company shall be, directly or indirectly through Subsidiaries or Affiliates, (i) to serve as the general partner of the Issuer and to execute and deliver, and to perform the functions of a general partner of the Issuer specified in, the Issuer Limited Partnership Agreement and to do all things necessary, desirable, convenient or incidental thereto and (ii) to engage in any lawful act or activity for which limited liability companies may be formed under the LLC Act.

(b)   Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the LLC Act including the ownership and operation of the assets contributed to the Company by the Members, by any other law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 2.6(a).

2.7         Place of Business.  The Company shall maintain a registered office at The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.  The Company shall maintain an office and principal place of business at such place or places as the Designated Members specify from time to time and as set forth in the books and records of the Company.  The name and address of the Company’s registered agent is The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.  The Designated Members may from time to time change the registered agent or registered office in the State of Delaware by an amendment to the certificate of formation of the Company, and upon the filing of such an amendment, this Agreement shall be deemed amended accordingly.

ARTICLE III

MANAGEMENT

3.1         Class A Members  (a)  Class A Members who hold a majority of the Class A Shares outstanding shall represent a “Majority in Interest of Class A Members”; provided that the Members hereby agree that at any time there shall be one or more Designated Members, the then-serving Designated Members shall be deemed to represent at least a Majority in Interest of Class A Members for all purposes under this Agreement and all other Class A Members shall be deemed to represent less than a Majority in Interest of Class A Members for all purposes of this Agreement.

(b)   Henry R. Kravis and George R. Roberts each shall be an original “Designated Member.”  The Designated Members may designate any one or more other Members as successor or additional Designated Members, which successor or additional Designated Members shall exercise all rights and duties of the Designated Members hereunder.  A Designated Member shall cease to be a Designated Member only if he (A) Withdraws or (B) consents in his sole discretion to resign as a Designated Member, but does not Withdraw.  Except as specified in the preceding sentence, a Designated Member may not be removed without his consent.

(c)   Any action by the Designated Members pursuant to this Agreement shall require the unanimous approval of all the then-serving Designated Members.  Upon any

Designated Member ceasing to be a Designated Member pursuant to Section 3.1(b), the remaining Designated Members shall exercise all rights and duties of the Designated Members hereunder. At any time when there shall not be any Designated Members, all of the powers vested in the Designated Members pursuant to this Agreement and the LLC Act shall be exercised by a Majority in Interest of Class A Members, including all matters relating to the governance of the Company and the establishment of a new management structure.

(d)   All decisions and determinations (howsoever described herein) to be made by the Designated Members or Class A Members pursuant to this Agreement shall be made in their discretion. Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Designated Members or Class A Members are permitted or required to make a decision in their “discretion” or under a grant of similar authority or latitude, such Designated Members or Class A Members shall be entitled to consider only such interests and factors as they desire, including their own interests, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the Members. Except as otherwise provided in this Agreement, the Class A Members have no authority to bind the Company.

3.2         Class B Members  Class B Members shall have no right to participate in the management of the Company or to receive any information concerning the affairs of the Company and shall not have any other rights of a Member under this Agreement other than to cause Foreign Voting Interests held by any Affiliate of the Company or the Issuer to be voted in accordance with the directions provided by such Class B Members pursuant to Section 3.3(m). The Company will ensure that there are not less than 11 Class B Members at all times. Except as otherwise provided in this Agreement, the Class B Members have no authority to bind the Company.

3.3         Board of Directors.

(a)   Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a committee of the Company (the “Board”) consisting of one or more natural persons designated as directors of the Company as provided below (“Directors”).  A Director shall be a “manager” within the meaning of the LLC Act.  Except as otherwise specifically provided in this Agreement, no Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or, to the fullest extent permitted by law, apparent, authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board shall be identical to the authority and functions of the board of directors of a corporation organized under the Delaware General Corporation Law.  In addition to the powers that now or hereafter can be granted to managers under the LLC Act and to all other powers granted under any other provision of this Agreement, but subject to the provisions of this Agreement, the Board shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and to exercise all powers and effectuate the purposes set forth in this Agreement; provided, however, the Board shall not be responsible for the day-to-day business, operations and affairs of the Subsidiaries and Advised Entities, including transactions entered into by a Subsidiary or an Advised Entity in the ordinary course.

(b)   A Majority in Interest of Class A Members shall have full authority unilaterally to determine the number of Directors to constitute the Board (which number of Directors may be increased or decreased by a Majority in Interest of Class A Members) and the term of office in connection thereto.  A Majority in Interest of Class A Members shall have full authority unilaterally to appoint such individuals to be Directors as they shall choose in their discretion, and to remove and replace any Director, with or without cause, at any time and for any reason or no reason, and to fill any positions created by the Board as a result of an increase in the size of the Board or vacancies.  The maximum number of Directors as of the date of this Agreement shall be seven and, so long as the Company shall serve as the general partner of the Issuer, a majority of the Directors shall be “independent” as that term is defined in the New York Stock Exchange (“NYSE”) Listed Company Manual (the “Independent Directors”) from time to time.  Each Director appointed shall hold office until a successor is appointed and qualified or until such Director’s earlier death, resignation or removal.  Directors need not be Members.

(c)   Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Designated Members or any Chairman or Co-Chairman of the Board or the Secretary of the Board.  Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Company. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(d)   The Board shall have the authority to fix the compensation of Directors or to establish policies for the compensation of Directors and for the reimbursement of expenses of Directors, in each case, in connection with services provided by Directors to the Company.  The Directors may be paid their expenses, if any, of attendance at such meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director.  No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings, or their service as committee members may be compensated as part of their stated salary as a Director.

(e)   The Board may hold meetings, both regular and special, within or outside the State of Delaware.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by any Chairman or Co-Chairman of the Board on  at least twenty-four (24) hours’ (or less in times of emergency) notice to each Director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of communication at such time and at such place as shall from time to time be determined by the Board.  Notice of any such meeting need not be given to any Director, however, if waived by such Director in writing or by telegraph, telex, cable, wireless or other form of communication, or if such Director shall be present at such meeting. A Majority in Interest of Class A Members may appoint a “Chairman,” “Co-Chairman,” “Vice Chairman” and

“Secretary” of the Board.  At each meeting of the Board, any Chairman or Co-Chairman of the Board or, in the absence of a Chairman or Co-Chairman of the Board, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting.  In case the Secretary of the Board shall be absent from any meeting of the Board, a Director chosen by a majority of the Directors present shall act as secretary of the meeting.

(f)   At all meetings of the Board, a majority of the then total number of Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the then total number of Directors shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(g)   Any potential conflict of interest that could result in a direct or indirect financial or personal benefit to a Director must be disclosed in good faith or known to the Board or committee authorizing a contract, transaction or other matter. A Director shall not be obligated to abstain from voting on any matter (or vote in any particular manner) because of any interest (or conflict of interest) of such Director in such matter; provided that the interest (or conflict of interest) of such Director is disclosed to the other Directors prior to any vote thereon.  If such Director abstains from voting on such matter, the act of a majority of the then total number of disinterested Directors shall be the act of the Board.

(h)   Except as expressly set forth herein, the Board may, by resolution or resolutions passed by a majority of the then total number of members of the Board, designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the Company, which, to the extent provided in such resolution or resolutions, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority of the Board granted hereunder. A majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time. The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(i)             So long as the Company shall serve as the general partner of the Issuer:

(i)                                      the Board shall have an Audit Committee of the Board; such committee shall have and exercise such power and authority as the Board shall specify from time to time; upon consideration of the criteria contained in

Section 10A(m)(3) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 303A of the NYSE Listed Company Manual, in each case including any amendments, replacements or successors thereto, each Director that is a member of such committee shall be independent; and each Director that is a member of such committee shall be “financially literate” pursuant to the requirements of Section 303A.07 of the NYSE Listed Company Manual, including any amendments, replacements or successors thereto;

(ii)                                   the Board shall have a Conflicts Committee of the Board; such committee shall have and exercise such power and authority as the Board shall specify from time to time; upon consideration of the criteria contained in Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act and Section 303A of the NYSE Listed Company Manual, in each case including any amendments, replacements or successors thereto, each Director that is a member of such committee shall be independent; such committee shall be required to approve any amendment to a Covered Agreement that, in the reasonable judgment of the Board, is or will result in a conflict of interest; and such committee shall be authorized to take any action (x) to enforce the rights of the Issuer, directly or through one or more entities controlled by the Issuer, under any Covered Agreement against KKR Holdings (and any subsidiary or other designee of KKR Holdings through which KKR Holdings holds any common units of the Issuer or Group Partnership Units), any KKR Holdings Affiliated Person, KKR & Co. L.L.C. or KKR Intermediate Partnership or (y) pursuant to any authority or rights granted to such committee under any Covered Agreement or with respect to any amendment, supplement, modification or waiver to any such agreement that would purport to modify such authority or rights;

(iii)                                the Board shall have a Nominating and Corporate Governance Committee of the Board; upon consideration of the criteria contained in Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act and Section 303A of the NYSE Listed Company Manual, in each case including any amendments, replacements or successors thereto, at least one Director that is a member of such committee shall be independent; and such committee shall have and exercise such power and authority as the Board shall specify from time to time; and

(iv)                               the Board shall have an Executive Committee of the Board; such committee shall be comprised of the Chairman or Co-Chairmen of the Board and any other Director or Directors selected by the Chairman or Co-Chairmen from time to time; and such committee shall have and exercise such power and authority as the Board shall specify from time to time; provided that, the Executive Committee shall not be authorized or empowered to take actions that have been specifically delegated to other Board committees or to take actions with respect to (A) the declaration of distributions on the common units of the Issuer; (B) a merger, sale or combination of the Issuer with or into another person; (C) a sale, lease or exchange of all or substantially all of the assets, taken as a whole, of the Issuer; (D) a liquidation or dissolution of the Issuer; (E) any action that must be submitted to a vote of the holder’s of the Company’s Shares or the common units of the Issuer; or (F) any action that may not be delegated to a Board committee under this Agreement or the LLC Act.

(j)   Directors, or members of any committee designated by the Board, may participate in meetings of the Board, or any committee thereof, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.  If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(k)   Any action required or permitted to be taken at any meeting by the Board or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(l)   To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company.  Notwithstanding the last sentence of Section 18-402 of the LLC Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

(m)   Notwithstanding any other provision of this Agreement to the contrary, the Executive Committee of the Board shall notify Class B Members of any matter requiring the approval of the holders of voting interests held directly or indirectly by the Issuer in the general partner or similar control person of an investment vehicle formed in a jurisdiction outside of the United States (“Foreign Voting Interests”), and shall cause such Foreign Voting Interests to be voted in accordance with directions received from a majority of Class B Members. The quorum for any such decision of the Class B Members shall be 11, whether acting by meeting or by written consent.

3.4         Approval of Certain Matters.  Notwithstanding Section 3.3 (other than Section 3.3(m)) and this Section 3.4, the Board shall not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval of a Majority in Interest of Class A Members, which approval may be in the form of an action by written consent of a Majority in Interest of Class A Members:

(a)   entry into a debt financing arrangement by the Issuer or any of its Subsidiaries, in one transaction or a series of related transactions, in an amount in excess of 10% of the then existing long-term indebtedness of the Issuer (other than the entry into of a debt financing arrangement between or among any of the Issuer and its wholly-owned Subsidiaries);

(b)   the issuance by the Issuer or any of its Subsidiaries, in one transaction or a series of related transactions, of any Securities that would (i) represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 5% on a fully diluted, as converted, exchanged or exercised basis, of any class of equity Securities of the Issuer or any of its Subsidiaries or (ii) have designations, preferences, rights, priorities or powers that are more favorable than those of the common units of the Issuer; provided that no such approval shall be required for issuance of Securities that are issuable upon conversion, exchange or exercise of any Securities that were issued and outstanding as of the date of this Agreement;

(c)   the adoption of a shareholder rights plan by the Issuer;

(d)   the amendment of the Issuer Limited Partnership Agreement or the Group Partnership Agreements;

(e)   the exchange or disposition of all or substantially all of the assets, taken as a whole, of the Issuer or any Group Partnership in a single transaction or a series of related transactions;

(f)   the merger, sale or other combination of the Issuer or any Group Partnership with or into any other person;

(g)   the transfer, mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of the Group Partnerships;

(h)   the appointment or removal of a Chief Executive Officer or a Co-Chief Executive Officer of the Company or the Issuer;

(i)   the termination of the employment of any Officer of the Issuer or a Subsidiary of the Issuer or the termination of the association of a partner with any Subsidiary of the Issuer, in each case, without cause; and

(j)   the liquidation or dissolution of the Company, the Issuer or any Group Partnership; and

(k)   the withdrawal, removal or substitution of the Company as the general partner of the Issuer or any person as the general partner of a Group Partnership, or the direct or indirect transfer of beneficial ownership of all or any part of a general partner interest in the Issuer or a Group Partnership to any Person other than a wholly-owned Subsidiary of the Issuer.

3.5         Officers.  A Majority in Interest of Class A Members may, from time to time as they deem advisable, select one or more natural persons who are members, partners or employees of the Company or its Affiliates and designate them as the “Chief Executive Officer” or “Co-Chief Executive Officers” of the Company. Such Chief Executive Officer or Co-Chief

Executive Officers may, from time to time as they deem advisable, select natural persons who are members, partners or employees of the Company or its Affiliates and designate them as officers of the Company (together with the Chief Executive Officer or Co-Chief Executive Officers, the “Officers”) and assign titles to any such persons, including “Chief Operating Officer,” “Chief Financial Officer,” “General Counsel,” “Chief Administrative Officer,” “Chief Compliance Officer,” “Principal Accounting Officer,” “President,” “Vice President,” “Treasurer,” “Assistant Treasurer,” “Secretary,” “Assistant Secretary,” “General Manager,” “Senior Managing Director,” “Managing Director,” “Director” or “Principal.”

Unless the Board decides otherwise, if the title is one commonly used for officers of a corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office.  The Board may delegate to any Officer any of the Board’s powers under this Agreement, including the power to bind the Company.  Any delegation pursuant to this Section 3.5 may be revoked at any time by the Board.  Subject to Section 3.4, an Officer may be removed with or without cause by the Board.  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company.

3.6         Authorization.  Notwithstanding any provision in this Agreement to the contrary, the Company, and any Officer on behalf of the Company, is hereby authorized, without the need for any further act, vote or consent of any Member or other person (directly or indirectly through one or more other entities, in the name and on behalf of the Company, on its own behalf or in its capacity as general partner of the Issuer, or as general or limited partner, member or holder of any other equity interest of any KKR Entity) (i) to execute and deliver, and to perform the Company’s obligations under, the Issuer Limited Partnership Agreement, including serving as a general partner thereof, (ii) to execute and deliver, and to cause the Issuer to perform its obligations under, the governing agreement, as amended, restated and/or supplemented (each a “KKR Entity Governing Agreement”), of any other partnership, limited liability company or other entity (each a “KKR Entity”) of which the Issuer is or is to become a general or limited partner, member or other equity owner, including serving as a general or limited partner, member or other equity owner of each KKR Entity, and (iii) to take any action, in the applicable capacity, contemplated by or arising out of this Agreement, the Issuer Limited Partnership Agreement or each KKR Entity Governing Agreement (and any amendment, restatement or supplement of any of the foregoing).

ARTICLE IV

EXCULPATION AND INDEMNIFICATION

4.1         Duties; Liability of Members; Exculpation.

(a)   This Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Members (including the Designated Members) or on their respective Affiliates.  Further, the Members hereby waive any and all fiduciary duties that, absent such waiver, may exist at or be implied by law or in equity, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement.

(b)   To the extent that, at law or in equity, any Member (including a Designated Member) has duties (including fiduciary duties) and liabilities relating thereto to the Company or to another Member, the Members (including the Designated Members) acting under this Agreement will not be liable to the Company or to any such other Member for their good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including a Designated Member) otherwise existing at law or in equity, are agreed by the Members to replace to that extent such other duties and liabilities of the Members relating thereto (including the Designated Members).

(c)   Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Member or any of such Member’s representatives or agents or any Director, Officer, employee, trustee, fiduciary, partner, member, representative or agent of the Company or any of its Affiliates or any person who is or was serving at the request of a Member or the Board as a director, officer, employee, trustee, fiduciary, partner, member, representative, agent or advisor of another person (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Company or any other Member for any losses, claims, demands, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) of a Covered Person, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Covered Person acted in bad faith or engaged in fraud or willful misconduct; provided that a person shall not be a Covered Person by reason of providing, on a fee-for-services basis or similar arm’s-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services.

(d)   Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Company, accountants, other experts and financial or professional advisors, and no act or omission taken or suffered by any Covered Person on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants, other experts and financial or professional advisors will be full justification for any such act or omission, and each Covered Person will be fully protected in so acting or omitting to act so long as such counsel, accountants, other experts and financial or professional advisors were selected with reasonable care.

4.2         Indemnification.

(a)   Indemnification. To the fullest extent permitted by law, the Company shall indemnify any person (including such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, claim or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was a Covered Person or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, partner, member, representative, agent or advisor of another person, for and against all loss and liability suffered and expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, including appeals; provided that such person shall not be entitled to indemnification hereunder only to the extent such person’s conduct constituted fraud, bad faith or willful misconduct.  Notwithstanding the preceding sentence, except as otherwise provided in Section 4.2(c), the Company shall be required to indemnify a person described in such sentence in connection with any action, suit, claim or proceeding (or part thereof) commenced by a Covered Person only if (x) the commencement of such action, suit, claim or proceeding (or part thereof) by such Covered Person was authorized by a Majority in Interest of Class A Members or (y) it is determined that such person was entitled to indemnification by the Company pursuant to Section 4.2(c).

(b)   Advancement of Expenses.  To the fullest extent permitted by law, the Company shall promptly pay expenses (including legal fees and expenses) incurred by any person described in Section 4.2(a) in appearing at, participating in or defending any action, suit, claim or proceeding in advance of the final disposition of such action, suit, claim or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 4.2 or otherwise.  Notwithstanding the preceding sentence, except as otherwise provided in Section 4.2(c), the Company shall be required to pay expenses of a person described in Section 4.2(b) in connection with any action, suit, claim or proceeding (or part thereof) commenced by such person only if (x) the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by a Majority in Interest of Class A Members or (y) it is determined that such person was entitled to indemnification by the Company pursuant to Section 4.2(c).

(c)   Unpaid Claims.  If a claim for indemnification (following the final disposition of such action, suit, claim or proceeding) or advancement of expenses under this Section 4.2 is not paid in full within thirty (30) days after a written claim therefor by any person described in Section 4.2(a) has been received by the Company, such person may file proceedings to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Company shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(d)   Insurance.  To the fullest extent permitted by law, the Company may purchase and maintain insurance on behalf of any person described in Section 4.2(a) against any liability asserted against such person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 4.2 or otherwise.

(e)   Enforcement of Rights.  The provisions of this Section 4.2 shall be applicable to all actions, claims, suits or proceedings made or commenced on or after the date of this Agreement, whether arising from acts or omissions to act occurring on, before or after its adoption.  The provisions of this Section 4.2 shall be deemed to be a contract between the Company and each person entitled to indemnification under this Section 4.2 (or legal representative thereof) who serves in such capacity at any time while this Section 4.2  and the relevant provisions of applicable law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, claim, suit or proceeding then or theretofore existing, or any action, suit, claim or proceeding thereafter brought or threatened based in whole or in part on any such state of facts.  The rights of indemnification provided in this Section 4.2 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Agreement, insurance or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Company that indemnification of any person whom the Company is obligated to indemnify pursuant to Section 4.2(a) shall be made to the fullest extent permitted by law.

(f)   Benefit Plans. For purposes of this Section 4.2, references to “persons” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries.

(g)   Non-Exclusivity. This Section 4.2 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 4.2(a).

ARTICLE V

CAPITAL OF THE COMPANY

5.1         Initial Capital Contributions by Members.  Each Member has made, on or prior to the date hereof, Capital Contributions and have acquired the number of Shares as specified in the books and records of the Company.

5.2         No Additional Capital Contributions.  Except as otherwise provided in Article VII, no Member shall be required to make additional Capital Contributions to the Company without the consent of such Member or permitted to make additional Capital Contributions to the Company without the consent of a Majority in Interest of Class A Members.

5.3         Withdrawals of Capital. No Member may withdraw any Capital Contributions related to such Member’s Shares from the Company, except with the consent of a Majority in Interest of Class A Members.

ARTICLE VI

DISTRIBUTIONS

6.1         Distributions.  The Company may make distributions of available cash (subject to reserves and other adjustments as provided herein) or other property to Members at such times and in such amounts as are determined by a Majority in Interest of Class A Members in their discretion.  Distributions of cash or other property shall be made among the Members in accordance with their respective Percentage Interests.

6.2         Limitation on Distributions.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member if such distribution would violate Section 17-607 of the LLC Act or other applicable law.

6.3         Liability of Members.  No Member shall be liable for any debt, obligation or liability of the Company or of any other Member solely by reason of being a member of the Company.  In no event shall any Member or Withdrawn Member (i) be obligated to make any Capital Contribution or payment to or on behalf of the Company or (ii) have any liability to return distributions received by such Member from the Company, in each case except as otherwise provided in this Agreement, as such Member shall otherwise expressly agree in writing or as may be required by the LLC Act or other applicable law.

6.4         Business Expenses.  The Company shall reimburse the Members for reasonable travel, entertainment and miscellaneous expenses incurred by them in the conduct of the Company’s business in accordance with rules and regulations established by the Designated Members from time to time. All ordinary and necessary expenses of the Company paid by a Member that are not so reimbursed are required to be paid by such Member.

ARTICLE VII

ADDITIONAL MEMBERS; WITHDRAWAL OF MEMBERS;
TRANSFERABILITY

7.1         Additional Members.  (a)  Effective on the first day of any month (or on such other date as shall be determined by the Designated Members in their sole discretion), the Designated Members shall have the right to admit one or more additional persons into the Company as Members.  The Designated Members shall determine all terms of such additional Member’s participation in the Company, including the additional Member’s initial Capital Contribution and Percentage Interest, and whether the additional Member will be a Class A Member, a Class B Member or both.

(b)   An additional Member shall be required to make an initial Capital Contribution to the Company at such times and in such amounts as shall be determined by the Designated Members.

(c)   The admission of an additional Member will be evidenced by the execution of a counterpart copy of this Agreement by such additional Member or as otherwise determined by the Designated Members.

7.2         Withdrawal of Members.  (a)  Any Member may Withdraw voluntarily from the Company on the last day of any calendar month (or on such other date as shall be determined by the Designated Members in their sole discretion), on not less than ninety (90) days’ prior written notice by such Member to the Designated Members (or on such shorter notice as may be mutually agreed between such Member and the Designated Members).

(b)   A Majority in Interest of Class A Members may, in their sole discretion, cause a Member to Withdraw from the Company, subject to Section 7.2(f); such Member, upon written notice by the Designated Members to such Member, shall be deemed to have Withdrawn as of the date specified in such notice, which date shall be on or after the date of such notice.

(c)   Upon the death, Total Disability or Incompetence of a Member, such Member shall thereupon be deemed to have Withdrawn.

(d)   Upon the Withdrawal of any Member, including pursuant to clauses (a), (b) and (c) above, such Member shall thereupon cease to be a Member, shall not have any rights of a Member (including voting rights) with respect to such Member’s Shares and shall not be entitled to any distribution in respect of such Member’s Interest pursuant to Section 18-604 of the LLC Act, and such Member’s Shares shall be redeemed and cancelled, except as otherwise expressly provided herein.

(e)   The withdrawal from the Company of any Member shall not, in and of itself, affect the obligations of the other Members to continue the Company during the remainder of its term.

(f)   Notwithstanding that a Majority in Interest of Class A Members has taken action to cause a Member to Withdraw pursuant to Section 7.2(b), if, following such Withdrawal, such Member has either Class A or Class B Shares outstanding, such Member shall not cease to be a Member and such Member’s Shares shall be redeemed and cancelled only to the extent of the relevant class.

7.3         Consequences to the Company upon Withdrawal of a Member.  The Company shall not be dissolved, in and of itself, by the Withdrawal of any Member, but shall continue with the surviving or remaining Members as members thereof in accordance with and subject to the terms and provisions of this Agreement if at the time of such Withdrawal there are one or more remaining Members (any and all such remaining Members being hereby authorized to continue the business of the Company without dissolution and hereby agree to do so).

7.4         Shares of Members Not Transferable.  No Member may sell, assign, pledge or otherwise transfer or encumber all or any portion of such Member’s Shares other than with the approval of a Majority in Interest of Class A Members.  No acquirer, assignee, pledgee, legatee, distributee, heir or transferee (by conveyance, operation of law or otherwise) of the whole or any portion of any Member’s Shares shall have any right to be a Member without the prior written consent of a Majority in Interest of Class A Members, which may be given or withheld in their sole discretion.

7.5         Power of Attorney.  Each Member (other than the Designated Members) hereby irrevocably appoints each Designated Member as such Member’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file, on behalf of such Member, any and all agreements, instruments, documents and certificates which either Designated Member deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Article VII, including the performance of any obligation of such Member or the Company or the exercise of any right of such Member or the Company.  Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the Withdrawal of any Member for any reason and shall not be affected by the death, disability or incapacity of such Member.

ARTICLE VIII

DISSOLUTION

8.1         Dissolution.  The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following:  (i) the determination of the Designated Members at any time upon not less than sixty (60) days’ notice of the dissolution date to the other Members; provided that so long as the Company shall serve as the general partner of the Issuer, such dissolution of the Company shall require the approval of the Board; (ii) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the LLC Act; or (iii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the LLC Act.  Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a Member of the Company (other than upon continuation of the Company without dissolution upon an assignment by the last remaining member of the Company of all of its Interest in the Company and the admission of the transferee pursuant to this Agreement), to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.

8.2         Final Distribution.  Upon dissolution, the Company shall continue until the winding up of the affairs of the Company is completed. The assets of the Company shall be applied and distributed in the following order:

(a)   First, to the satisfaction of debts and liabilities of the Company (including satisfaction of all indebtedness to Members and their Affiliates to the extent otherwise permitted by law) including the expenses of liquidation and including the establishment of any reserve which the liquidator(s) shall deem reasonably necessary for any contingent, conditional or unmatured contractual liabilities or obligations of the Company (“Contingencies”).  Any such reserve may be paid over by the liquidator(s) to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the liquidator(s) for application of the balance in the manner provided in this Section 8.2; and

(b)   The balance, if any, to the Members, pro rata to each of the Members in accordance with their Percentage Interests.

(c)   The Designated Members shall be the liquidators.  In the event that the Designated Members are unable to serve as liquidators, a liquidating trustee shall be chosen by a Majority in Interest of Class A Members.

ARTICLE IX

MISCELLANEOUS

9.1         Arbitration.

(a)   Any and all disputes which cannot be settled amicably, including any ancillary claims of any party arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including without limitation the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York, New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.  The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. Except as required by law or as may be reasonably required in connection with ancillary judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, shall be confidential, and the parties shall not disclose any awards, any materials in the proceedings created for the purpose of the arbitration, or any documents produced by another party in the proceedings not otherwise in the public domain.

(b)   Notwithstanding the provisions of paragraph (a), the Designated Members may bring, or may cause the Company to bring, on behalf of the Designated Members or the Company or on behalf of one or more Members, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award and, for the purposes of this paragraph (b), each Member (i) expressly consents to the application of paragraph (c) of this Section 9.1 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Designated Members as such Member’s agents for service of process in connection with any such action or proceeding and agrees that service of process upon any such agent, who shall promptly advise such Member of any such service of process, shall be deemed in every respect effective service of process upon the Member in any such action or proceeding.

(c)   EACH MEMBER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 9.1, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, the Company and to the parties’ relationship with one another. The Members and the Company hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding referred to in this Section 9.1 brought in any court referenced herein and such parties agree not to plead or claim the same.

(d)   Notwithstanding any provision of this Agreement to the contrary, this Section 9.1 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et  seq.) (the “Delaware Arbitration Act”).  If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 9.1, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 9.1.  In that case, this Section 9.1 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 9.1 shall be construed to omit such invalid or unenforceable provision.

9.2         Amendments and Waivers.

(a)   This Agreement may be amended, supplemented, waived or modified at any time and from time to time only by the written consent of the Designated Members and any such amendment, supplement, waiver or modification shall not require the consent of any other person (including any other Member); provided, however, that any amendment, supplement, waiver or modification that expressly modifies or prejudices the rights of the Independent Directors shall require the consent of the majority of the Independent Directors.

(b)   No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)   Each Member hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Company’s property.

9.3         Member Approval.  (a) Any action required or permitted to be taken by the Members may be taken at a meeting within or outside the State of Delaware.  Meetings of the Members may be held with or without notice at such time and at such place as shall from time to time be determined by the Designated Members.

(b)   Any action required or permitted to be taken at any meeting by the Members may be taken without a meeting, without a vote and without prior notice, if holders of a Majority in Interest of Class A Members consent thereto in writing.

(c)   Any action required or permitted to be taken by the Class A Members may be taken without a meeting, without a vote and without prior notice, if holders of a Majority in Interest of Class A Members consent thereto in writing.

(d)   Any action required or permitted to be taken by the Class B Members may be taken without a meeting, without a vote and without prior notice, if the Class B Members who hold a majority of the Class B Shares outstanding consent thereto in writing.

9.4         Schedules.  The Designated Members may from time to time execute and deliver to the Members schedules which set forth the then current Capital Contributions, Capital Accounts and Profit Sharing Percentages of the Members and any other matters deemed appropriate by the Designated Members.  Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

9.5         Governing Law; Separability of Provisions.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.  In particular, the Company has been formed pursuant to the LLC Act, and the rights and liabilities of the Members shall be as provided therein, except as herein otherwise expressly provided.  If any provision of this Agreement shall be held to be invalid, such provision shall be given its meaning to the maximum extent permitted by law and the remainder of this Agreement shall not be affected thereby.

9.6         Successors and Assigns.  This Agreement shall be binding upon and shall, subject to Section 7.3, inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any successor to a trustee of a trust which is or becomes a party hereto; provided that no person claiming by, through or under a Member (whether such Member’s heir, personal representative or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof) except the right to receive only those distributions expressly payable to such person pursuant to Article VII.  Any Member or Withdrawn Member shall remain liable for the obligations under this Agreement of any transferee of all or any portion of such Member’s or Withdrawn Member’s interest in the Company, unless waived by the Designated Members.  Nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, on any person other than the Members and their respective legal representatives, heirs, successors and permitted assigns and the Covered Persons.

9.7         Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail, by registered or certified mail (postage prepaid) or by any communication permitted by the LLC Act to the respective parties at the addresses shown in the Company’s books and records (or at such other address for a party as shall be specified in any notice given in accordance with this Section 9.7).

9.8         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute a single instrument.

9.9         Power of Attorney.  Each Member hereby irrevocably appoints each Designated Member as such Member’s true and lawful representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Company.  Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent Withdrawal of any Member for any reason and shall not be affected by the subsequent disability or incapacity of such Member.

9.10          Cumulative Remedies.  Rights and remedies under this Agreement are cumulative and do not preclude use of other rights and remedies available under applicable law.

9.11          Entire Agreement.  Subject to Section 9.4, this Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

DESIGNATED MEMBERS:

Henry R. Kravis

George R. Roberts

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
KKR MANAGEMENT LLC

In Witness Whereof, the undersigned Class A Member has executed this counterpart signature page as of the date first written above.

“CLASS A MEMBER”

Name:

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
KKR MANAGEMENT LLC

In Witness Whereof, the undersigned Class A Member has executed this counterpart signature page as of the date first written above.

“CLASS A MEMBER”

(Type or Print Name of Entity)

By:
Name:
Title:

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
KKR MANAGEMENT LLC

In Witness Whereof, the undersigned Class B Member has executed this counterpart signature page as of the date first written above.

“CLASS B MEMBER”

Name:

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
KKR MANAGEMENT LLC

In Witness Whereof, the undersigned Class B Member has executed this counterpart signature page as of the date first written above.

“CLASS B MEMBER”

(Type or Print Name of Entity)

By:
Name:
Title: